Exhibit 10.4

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of April 11, 2013, is entered into by and among MOD-PAC CORP., a New York corporation (the “Company”), LeCaron Enterprises Corp., a Delaware corporation ("Family Corp"), Rosalia Capital LLC, a Delaware limited liability company ("Parent"), and each of the shareholders of the Company listed on Annex A hereto (each, a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Mandan Acquisition Corp. a New York corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”; capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Merger Agreement), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, as of the date hereof, each Shareholder is the beneficial owner of, and has the right to vote and dispose of, (i) that number of shares of Common Stock, par value $0.01 per share, of the Company (such shares, the “Common Stock”) and (ii) that number of shares of Class B Stock, par value $0.01 per share, of the Company (such shares, the “Class B Stock”), set forth opposite such Shareholder’s name on Annex B hereto (together with any shares of Common Stock and Class B Stock that such Shareholder may acquire after the date hereof, the “Subject Shares”);

WHEREAS, as of the date hereof, each of Daniel G. Keane and Kevin T. Keane (each, a “Principal Shareholder”) is the beneficial owner of that number of Stock Options set forth on Annex B hereto; and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that each of the Shareholders agree, and each of the Shareholders is willing to agree, to the matters set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

1.             Voting of Securities.

1.1           Voting Agreement.  From the date hereof, and until the termination of this Agreement pursuant to Section 6, each Shareholder hereby agrees to vote (or cause to be voted) all of its Subject Shares, at any annual, special or other meeting of the shareholders of the Company, and at any adjournment or adjournments or postponement thereof, or pursuant to any consent in lieu of a meeting or otherwise, which such Shareholder has the right to so vote, in favor of the approval and adoption of the Merger Agreement, the transactions contemplated thereby (including, without limitation, the Merger) and any actions required in furtherance thereof.

1.2           Irrevocable Proxy.  Solely with respect to the matters described in Section 1.1, each Shareholder constitutes and appoints the Chief Financial Officer of the Company, from and after the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement pursuant to Section 6 (at which point such constitution and appointment shall automatically be revoked), as such Shareholder’s attorney, agent and proxy (each such constitution and appointment, an “Irrevocable Proxy”), with full power of substitution, for and in the name, place and stead of such Shareholder, to vote and otherwise act with respect to all of such Shareholder’s Subject Shares at any annual, special or other meeting of the shareholders of the Company, and at any adjournment or adjournments or postponement thereof, and in any action by written consent of the shareholders of the Company, on the matters and in the manner specified in Section 1.1.  EACH SUCH PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM SUCH STOCKHOLDER MAY TRANSFER ANY OF ITS SUBJECT SHARES IN BREACH OF THIS AGREEMENT.  Each Shareholder hereby revokes all other proxies and powers of attorney with respect to all of such Shareholder’s Subject Shares that may have heretofore been appointed or granted with respect to the matters covered by Section 1.1, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by such Shareholder with respect thereto on the matters covered by Section 1.1.  All authority herein conferred or agreed to be conferred by any Shareholder shall survive the death or incapacity of such Shareholder and any obligation of any Shareholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Shareholder.  It is agreed that the Chief Financial Officer of the Company will not use the Irrevocable Proxy granted by any Shareholder unless such Shareholder fails to comply with Section 1.1 and that, to the extent the Chief Financial Officer of the Company uses any such Irrevocable Proxy, he will only vote the Subject Shares subject to such Irrevocable Proxy with respect to the matters specified in, and in accordance with the provisions of, Section 1.1.

1.3           No Further Action.  Notwithstanding the foregoing, nothing in this Agreement shall require a Shareholder to exercise any Stock Option owned of record and/or beneficially owned by such Shareholder.

2.             Representations and Warranties of Each Shareholder.

Each Shareholder, severally, as to itself, represents and warrants to the Company as follows:

2.1           Binding Agreement.  Such Shareholder has the legal capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and (i) in the case of each Shareholder which is an individual, the execution, delivery and performance of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated by this Agreement do not require any consent from such Shareholder’s spouse or any other person, (ii) if such Family Shareholder is a trust, the trustee and investment manager of such trust specified on the applicable signature page hereto has the requisite authority, on behalf of such Family Shareholder, to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and (iii) if such Family Shareholder is entering into this Agreement in its capacity as a trustee or custodian, such Family Shareholder has the requisite authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby in such capacity.  Such Shareholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

2.2           No Conflict.  Neither the execution, delivery and performance by such Shareholder of this Agreement, nor the consummation by such Shareholder of the transactions contemplated hereby, nor the compliance by such Shareholder with any of the provisions hereof, will (a) if such Shareholder is not an individual, conflict with or result in a breach of any provision of its organizational documents, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding to which such Shareholder is a party (including, if such Shareholder is entering into this Agreement in his or her capacity as a trustee or custodian, any trust agreement or custodial agreement governing such Shareholder's conduct in such capacity), (c) result in the creation of a security interest, lien, charge, encumbrance, or other similar claim on such Shareholder’s Subject Shares or Stock Options, or (d) violate or conflict with any Law, writ, injunction or decree applicable to such Shareholder or such Shareholder’s Subject Shares or Stock Options.

2.3           Ownership of Subject  Shares and Stock Options.  Such Shareholder is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement) of the Subject Shares set forth opposite such Shareholder’s name on Annex B hereto and, if such Shareholder is a Principal Shareholder, the Stock Options set forth opposite such Shareholder's name on Annex B hereto, free and clear of any security interests, liens, charges, encumbrances, or other similar claims (including any voting agreement or other restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to this Agreement, the Contribution Agreement, federal securities laws, Company trading policies and, in the case of the Stock Options, applicable option grant agreements.

3.             Representations and Warranties of the Company.

The Company represents and warrants to the Shareholders as follows:

3.1           Binding Agreement.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby.  The Company has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.2           No Conflict.  Neither the execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby, nor the compliance by the Company with any of the provisions hereof, will (a) conflict with or result in a breach of any provision of its certificate of incorporation or by-laws, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding to which it is a party, (c) require any consent, authorization or approval of any Person or (d) violate or conflict with any Law, writ, injunction or decree applicable to the Company.

4.             Transfer and Other Restrictions.

Until the earlier of (i) the termination of this Agreement pursuant to Section 6 and (ii) the date on which the Company Shareholder Approval and the Minority Approval are obtained:

4.1           Certain Prohibited Transfers.  Each Shareholder agrees not to, except as provided for in the Merger Agreement,

(a)           sell, sell short, transfer (including by gift), pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Subject Shares or Stock Options (if any) or any interest therein, other than pursuant to this Agreement, other than exercises of the Stock Options in accordance with their terms, other than the conversion of Subject Shares constituting Class B Stock into shares of Common Stock, and other than transfers (including by gift) of Subject Shares from a Shareholder to a Person who executes a joinder agreement agreeing to be bound by this Agreement as a Shareholder hereunder (a “Permitted Transfer”);

(b)           with respect to any of its Subject Shares, grant any proxy or power of attorney or enter into any voting agreement or other arrangement relating to the matters covered by Section 1.1, other than this Agreement; or

(c)           deposit any of its Subject Shares or Stock Options into a voting trust.

4.2           Additional Securities.  Without limiting any provisions of the Merger Agreement, in the event of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Shareholder’s Subject Shares or Stock Options, then the terms of this Agreement shall apply to the shares of capital stock or other such securities of the Company held by such Shareholder immediately following the effectiveness of such event.

5.             Publication.  Each Shareholder hereby permits the Company to publish and disclose such Shareholder’s identity and ownership of the Subject Shares and the Stock Options, the nature of the such Shareholder’s commitments, arrangements and understandings pursuant to this Agreement and/or the text of this Agreement in (a) press releases relating to the Merger Agreement, (b) the Schedule 13E-3 and the Proxy Statement, (c) any document required to be filed with the U.S.  Securities and Exchange Commission or other regulatory agencies or required to be mailed by the Company to its shareholders relating to the Merger Agreement and (d) any other disclosures or filings required under the Merger Agreement or applicable Law relating to the Merger Agreement.

6.             Termination.  This Agreement shall terminate upon the first to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the date of a Change in the Company Recommendation, (c) a written agreement between the Company and a Shareholder to terminate this Agreement, provided that any such termination shall be effective only with respect to such Shareholder, and (d) the Effective Time.  The termination of this Agreement in accordance with this Section 6 shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

7.             Survival.  The representations, warranties and agreements of the parties contained in this Agreement shall not survive any termination of this Agreement, provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement committed prior to such termination.

8.             Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties at the following addresses or at such addresses as shall be specified by the parties by like notice:

If to the Company:

MOD-PAC CORP.
1801 Elmwood Avenue
Buffalo, New York 14207
Telecopier:  1-800-873-1269
Attention:      David B. Lupp
Chief Operating Officer and Chief Financial Officer

with a copy to (which shall not constitute notice):
Hodgson Russ LLP
The Guaranty Building
140 Pearl Street, Suite 100
Buffalo, NY 14202
Telecopier:  (716) 819-4655
Attention:  Robert J. Olivieri

If to any Shareholder, to the address for such Shareholder set forth on Annex A hereto, with a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telecopier:  (212) 935-9935
Attention:  Peter J. Halasz

9.             Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

10.           Amendment; Release.  This Agreement may not be modified, amended, altered or supplemented except by a written agreement between the Company and any Shareholder, provided that any such modification, amendment, alteration or supplement shall be effective only with respect to such Shareholder.

11.           Successors and Assigns.  This Agreement shall not be assigned by operation of law or otherwise by any Shareholder without the prior written consent of the Company and each of the Principal Shareholders, except to another Person in connection with a Permitted Transfer.  This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

12.           Rights and Remedies.  The Company's rights and remedies in respect of a breach or threatened breach of this Agreement shall be as set forth in the Merger Agreement.

13.           Counterparts.  This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

14.           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply.  Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York and any appellate court thereof and the United States District Court for the Western District of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (ii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such courts, and (iv) waives, to the fullest extent permitted by Law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such courts.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  To the extent permitted by law, the Company hereby irrevocably agrees that any suit, action or other proceeding brought by it or its Affiliates against any Parent-Related Party or its Affiliates or its or their respective Representatives (including any lender agent or lender) shall be brought, heard and determined solely in such courts.  Each of the parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 8 of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

15.           Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 15.

16.           Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions of this Agreement in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

17.           Capacity.  Each Shareholder is entering into this Agreement solely in his or her capacity as the legal or beneficial owner of his or her Subject Shares and Stock Options (if any) and nothing herein shall limit or affect any actions taken by any Shareholder or any of its Affiliates or Associates in the capacity of director or officer of the Company, and no such person who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such person’s capacity as a director or officer.

18.           Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

19.           Interpretation.  The subject headings of the Articles and Sections of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions of this Agreement.  References in this Agreement to Sections and Annexes are to the Sections and Annexes to this Agreement, unless the context requires otherwise.  Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; and (iv) the word “or” shall be disjunctive but not exclusive unless the context clearly prohibits that construction.

20.           Effectiveness.  The obligations of the Shareholders under this Agreement shall not be effective or binding upon the Shareholders until such time as the Merger Agreement is executed and delivered by all of the parties thereto.

[Signatures on the following page]

IN WITNESS WHEREOF, this Voting Agreement has been duly executed and delivered by a duly authorized representative of the Company and each Shareholder, on the day and year first written above.

MOD-PAC CORP.

By:	/s/ David B. Lupp
Name: David B. Lupp
Title: Chief Operating Officer and Chief Financial Officer

/s/ Daniel G. Keane
Daniel G. Keane

/s/ Kevin T. Keane
Kevin T. Keane

/s/ Elizabeth R. Keane
Elizabeth R. Keane

/s/ Leslie R. Keane
Leslie R. Keane

/s/ Daniel G. Keane
Daniel G. Keane, as Custodian for the account for Stephanie R. Keane under the Uniform Gifts to Minors Act

/s/ Daniel G. Keane
Daniel G. Keane, as Custodian for the account for Victoria M. Keane under the Uniform Gifts to Minors Act

IN WITNESS WHEREOF, this Voting Agreement has been duly executed and delivered by a duly authorized representative of the Company and each Shareholder, on the day and year first written above.

DANIEL G. KEANE DESCENDANTS TRUST

By:	/s/ Leslie R. Keane
Leslie R. Keane
Trustee and Investment Manager

/s/ Elizabeth R. Keane
Elizabeth R. Keane, as Co-Trustee under the Irrevocable Lifetime Trust Agreement dated as of October 15, 1997

/s/ Kevin R. Keane
Kevin R. Keane, as Co-Trustee under the Irrevocable Lifetime Trust Agreement dated as of October 15, 1997

Annex A

For each Shareholder:

c/o LeCaron Enterprises Corp.
P. O. Box 754
Buffalo, New York 14207-0754

Annex B

Shareholder	Subject Shares	Subject Options

Daniel G. Keane	31,921 shares of Common Stock 201,237 shares of Class B Stock	Stock Options for 223,400 shares of Common Stock

Kevin T. Keane	5,000 shares of Common Stock 63,236 shares of Class B Stock	Stock Options for 64,750 shares of Common Stock

Elizabeth R. Keane	1,939 shares of Common Stock 2,101 shares of Class B Stock	-

Leslie R. Keane	16,997 shares of Common Stock 14,995 shares of Class B Stock	-

Daniel G. Keane, as custodian for the account for Stephanie R. Keane under the Uniform Gifts to Minors Act	12,500 shares of Common Stock	-

Daniel G. Keane, as custodian for the account for Victoria M. Keane under the Uniform Gifts to Minors Act	12,500 shares of Common Stock	-

Daniel G. Keane Descendants Trust	406,905 shares of Common Stock	-

Elizabeth R. Keane and Kevin R. Keane, as co-Trustees under the Irrevocable Lifetime Trust Agreement dated as of October 15, 1997	27,500 shares of Common Stock 10,312 shares of Class B Stock	-

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